UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2019

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2019, the United States Bankruptcy Court for the District of Delaware (the “Court”) authorized Hexion Inc. (the “Company”) to perform under the 2019 long-term incentive program (the “2019 LTIP”) for employees of the Company, other than certain specified members of management, including the Company’s named executive officers, who may not receive awards or payments during the pendency of the Chapter 11 process or until approval from the Court. The 2019 LTIP was previously approved by the Compensation Committee of the Board of Managers of Hexion Holdings LLC, the indirect parent company of the Company, subject to authorization by the Court.
Under the 2019 LTIP, named executive officers have the opportunity to earn cash bonus compensation based upon the achievement of certain corporate or business unit performance targets established with respect to the plan. The performance targets are established based on the following performance criteria: EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted to exclude certain non-cash, certain non-recurring expenses and discontinued operations (“Segment EBITDA”); environment, health & safety (“EH&S”) targets which measure severe incident factor OSHA recordable injuries, occupational illness and injury rates, and total environmental incidents; and cash flow.
The performance criteria for participants are weighted by component. Participants have 55% of their incentive compensation tied to achieving corporate or business unit Segment EBITDA targets, 10% tied to the achievement of corporate EH&S goals, and 35% tied to the achievement of corporate or business unit cash flow targets. Minimum, target and maximum thresholds were established for the Segment EBITDA and cash flow performance criteria and target and maximum thresholds were established for the EH&S goals.
The payouts for achieving the minimum thresholds are a percentage of the allocated target award for the component (beginning at 50% for Segment EBITDA and cash flow). The payouts for achieving the maximum thresholds are 200% of the allocated target award. Payouts for achieving the applicable EH&S measures range from 30% to 200% of the allocated EH&S target award. Each performance measure under the 2019 LTIP acts independently such that a payout of one element is possible even if the minimum target threshold for another is not achieved. Payments of awards earned under the 2019 LTIP will occur in the third quarter of 2021, but will not be vested until paid.
The foregoing description is qualified by reference to the 2019 LTIP, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION INC.

Date: May 7, 2019	By:	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer